EXHIBIT 23.2

                               AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                   SUITE 600
                             DENVER, COLORADO 80202









              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Form 10-KSB of Military Resale Group, Inc. of our report dated February 7, 2004 relating to the financial statements of Military Resale Group, Inc.



                             /S/ AJ. ROBBINS, P.C.
                             ----------------------------
                             CERTIFIED PUBLIC ACCOUNTANTS




DENVER, COLORADO
MAY 10, 2004